Exhibit 10.2

NIKE, INC.

1990 STOCK INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

(for Non-Employee Directors)

Pursuant to the 1990 Stock Incentive Plan (the “Plan”) of NIKE, Inc., an Oregon corporation (the “Company”), the Company grants to                              (the “Optionee”) the right and the option (the “Option”) to purchase all or any part of              shares of the Company’s Class B Common Stock at a purchase price of $             per share, subject to the terms and conditions of this agreement between the Company and the Optionee (this “Agreement”). By accepting this Option grant, the Optionee agrees to all of the terms and conditions of the Option grant. The terms and conditions of the Option grant set forth in attached Exhibit A are incorporated into and made a part of this Agreement. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

1. Grant Date; Expiration Date. The Grant Date for this Option is September     , 201  , which was the date of the Company’s 201   annual meeting of shareholders. The Option shall continue in effect until September     , 202   (the “Expiration Date”) unless earlier terminated as provided in Sections 1 or 5 of Exhibit A. The Option shall not be exercisable on or after the Expiration Date.

2. Vesting of Option. Until it expires or is terminated as provided in Sections 1 or 5 of Exhibit A, the Option may be exercised from time to time to purchase whole shares as to which it has become exercisable. The Option shall become exercisable for 100% of the shares on the date (the “Vesting Date”) that is the earlier of (a) the date of the first annual meeting of shareholders of the Company held after the Grant Date, or (b) the last day of the 12th full calendar month following the Grant Date.

3. Non-Statutory Stock Option. The Company hereby designates the Option to be a non-statutory stock option, rather than an Incentive Stock Option as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended.

NIKE, Inc.

By:
Mark G. Parker,
Chief Executive Officer

NIKE, INC.

EXHIBIT A TO

1990 STOCK INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

(for Non-Employee Directors)

1. Termination of Employment or Service.

1.1 General Rule. Except as provided in this Section 1, the Option may not be exercised unless at the time of exercise the Optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the Grant Date. For purposes of this Agreement, the Optionee is considered to be employed by or in the service of the Company if the Optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company (an “Employer”).

1.2 Termination Generally. If the Optionee’s employment or service with the Company terminates for any reason other than total disability or death, as provided in Sections 1.3 or 1.4, the Option may be exercised at any time before the Expiration Date or the expiration of four years after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination.

1.3 Termination Because of Total Disability. If the Optionee’s employment or service with the Company terminates because of total disability, the Option shall, following the receipt and processing by the Company’s legal department of any necessary and appropriate documentation in connection with the Optionee’s termination (the “Processing Period”), become exercisable in full and may be exercised at any time before the Expiration Date or before the date that is four years after the date of termination, whichever is the shorter period. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Optionee to be unable to perform duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

1.4 Termination Because of Death. If the Optionee dies while employed by or in the service of the Company, the Option shall, following the Processing Period, become exercisable in full and may be exercised at any time before the Expiration Date or before the date that is four years after the date of death, whichever is the shorter period, but only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

1.5 Absence on Leave. Absence on leave or on account of illness or disability under rules established by the committee of the Board of Directors of the Company appointed to administer the Plan (the “Committee”) shall not be deemed an interruption of employment or service.

1.6 Failure to Exercise Option. To the extent that following termination of employment or service, the Option is not exercised within the applicable periods described above, all further rights to purchase shares pursuant to the Option shall cease and terminate.

2. Method of Exercise of Option. The Option may be exercised only by notice in writing from the Optionee to the Company, or a broker designated by the Company, of the Optionee’s binding commitment to purchase shares, specifying the number of shares the Optionee desires to purchase under the Option and the date on which the Optionee agrees to complete the transaction and, if required to comply with the Securities Act of 1933, containing a representation that it is the Optionee’s intention to acquire the shares for investment and not with a view to distribution (the “Exercise Notice”). On or before the date specified for completion of the purchase, the Optionee must pay the Company the full purchase price of those shares by either of, or a combination of, the following methods at the election of the Optionee: (a) cash payment by wire transfer; or (b) delivery of an Exercise Notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds required to pay the full purchase price. Unless the Committee determines otherwise, no shares shall be issued upon exercise of an Option until full payment for the shares has been made, including all amounts owed for tax withholding. The Optionee shall, immediately upon notification of the amount due, if any, also pay to the Company by wire transfer, or irrevocably instruct a broker to pay from stock sales proceeds, amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of the Option or as a result of disposition of shares acquired pursuant to exercise of the Option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company, by wire transfer, on demand. If the Optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Optionee, including salary, subject to applicable law.

3. Nontransferability. The Option is nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, and during the Optionee’s lifetime, the Option is exercisable only by the Optionee.

4. Changes in Capital Structure. If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares subject to the Option, and the purchase price for shares subject to the Option, so that the Optionee’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

5. Sale of the Company; Change in Control.

5.1 Sale of the Company. If there shall occur a merger, consolidation or plan of exchange involving the Company pursuant to which the outstanding shares of Common Stock of the Company are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, then either:

5.1.1 the Option shall be converted into an option to acquire stock of the surviving or acquiring corporation in the applicable transaction for a total purchase price equal to the total price applicable to the unexercised portion of the Option, and with the amount and type of shares subject thereto and purchase price per share thereof to be conclusively determined by the Committee, taking into account the relative values of the companies involved in the applicable transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be held by the former holders of the Company’s Class B Common Stock following the applicable transaction, and disregarding fractional shares; or

5.1.2 the Option will become exercisable in full effective as of the consummation of such transaction, and the Committee shall approve some arrangement by which the Optionee shall have a reasonable opportunity to exercise the Option effective as of the consummation of such transaction or otherwise realize the value of the Option, as determined by the Committee. If the Option is not exercised in accordance with procedures approved by the Committee, the Option shall terminate (notwithstanding any provisions apparently to the contrary in this Agreement).

5.2 Change in Control. If Section 5.1.2 does not apply, the Option shall, following a reasonable Processing Period, become exercisable in full and remain exercisable until the Expiration Date or the date otherwise provided in Section 1, whichever is the shorter period, if a Change in Control (as defined below) occurs and either as a result of the Change of Control or at any time after the earlier of Shareholder Approval (as defined below), if any, or the Change in Control and on or before the Vesting Date, (i) the Optionee is removed or not re-elected as a director of the Company by the Company’s shareholders without Cause (as defined below), or (ii) the Optionee resigns as a director of the Company for Good Reason (as defined below).

5.2.1 For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

(a) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office;

(b) At any time that the holders of the Class A Common Stock of the Company have the right to elect (voting as a separate class) a majority of the members of the Board of Directors of the Company, any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the then outstanding Class A Common Stock of the Company;

(c) At any time after such time as the holders of the Class A Common Stock of the Company cease to have the right to elect (voting as a separate class) a majority of the members of the Board of Directors of the Company, any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) representing thirty percent (30%) or more of the combined voting power of the then outstanding Voting Securities;

(d) A consolidation, merger or plan of exchange involving the Company (“Merger”) as a result of which the holders of outstanding Voting Securities immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or

(e) A sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

5.2.2 For purposes of this Agreement, “Shareholder Approval” shall mean approval by the shareholders of the Company of a transaction, the consummation of which would be a Change in Control.

5.2.3 For purposes of this Agreement, “Cause” shall mean (a) the willful and continued failure to perform substantially the Optionee’s duties as a director of the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Optionee by the Company which specifically identifies the manner in which the Company believes that the Optionee has not substantially performed the Optionee’s duties, or (b) the willful engagement in illegal conduct which is materially and demonstrably injurious to the Company. No act, or failure to act, shall be considered “willful” if the Optionee reasonably believed that the action or omission was in, or not opposed to, the best interests of the Company.

5.2.4 For purposes of this Agreement, “Good Reason” shall mean:

(a) the Company ceases to be a public company whose Class B Common Stock is traded on the New York Stock Exchange or other comparable securities exchange,

(b) the Board of Directors of the Company, any holder of more than fifty percent (50%) of the then outstanding Class A Common Stock of the Company, or any holder of Voting Securities representing thirty percent (30%) or more of the combined voting power of the then outstanding Voting Securities requests the Optionee to resign as a director of the Company; or

(c) a reduction in the Optionee’s director compensation as in effect immediately prior to Shareholder Approval, if applicable, or the Change in Control.

6. Conditions on Obligations. The Company shall not be obligated to issue shares of Class B Common Stock upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities laws.

7. No Right to Employment or Service. Nothing in the Plan or this Agreement shall (a) confer upon the Optionee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the Optionee’s employment at will at any time, for any reason, with or without cause, or to decrease the Optionee’s compensation or benefits, or (b) confer upon the Optionee any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer. The determination of whether to grant any option under the Plan is made by the Company in its sole discretion. The grant of the Option shall not confer upon the Optionee any right to receive any additional option or other award under the Plan or otherwise.

8. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

9. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Class B Common Stock until the date the Optionee becomes the holder of record of those shares. No adjustment shall be made for dividends or other rights for which the record date occurs before the date the Optionee becomes the holder of record.

10. Amendments. The Company may at any time amend this Agreement to extend the expiration periods provided in Section 1 or to increase the portion of the Option that is exercisable. Otherwise, this Agreement may not be amended without the written consent of the Optionee and the Company.

11. Committee Determinations. The Optionee agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee or other administrator of the Plan as to the provisions of the Plan or this Agreement or any questions arising thereunder.

12. Governing Law; Attorneys’ Fees. The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Oregon. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of, and agree that such litigation shall be conducted in, the courts of Washington County, Oregon or the United States District Court for the District of Oregon, where this grant is made and/or to be performed. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.

13. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15. Complete Agreement. This Agreement constitutes the entire agreement between the Optionee and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.

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